[Logo of Protein Polymer]

                                                           FOR IMMEDIATE RELEASE


CONTACTS:
J. Thomas Parmeter
President
Janis Neves
Director of Finance
(619) 558-6064
info@ppti.com

          PROTEIN POLYMER REPORTS 2nd QUARTER 1999 FINANCIAL RESULTS
             AND INITIAL CLOSING OF A NEW PREFERRED STOCK OFFERING

     SAN DIEGO, AUGUST 17, 1999 - Protein Polymer Technologies, Inc. (NASDAQ-
PPTI) reports today its financial results for the second quarter ended June 30, 1999. In addition, the Company today completed an initial closing of a private placement of its Series G Convertible Preferred Stock with a small group of accredited and institutional investors. PPTI received approximately $1.8 million at the initial closing. The proceeds will enable the Company to begin human clinical testing scheduled to begin this fall of the Company's lead product, an injectable treatment for female stress urinary incontinence.

    2nd Quarter 1999 Financial Results. In the second quarter of 1999, PPTI had
    ----------------------------------
a net loss applicable to common shareholders of $1,241,000 ($.10 a share), versus a net loss of $4,786,000 ($.46 a share) for the comparable period a year ago. For the six months ended June 30, 1999, the Company had a net loss applicable to common shareholders of $1,415,000 ($.21 a share), versus a net loss of $6,133,000 ($.59 a share) for the comparable period a year ago. The net loss and loss per share include imputed, accumulated and distributed dividends related to the Company's preferred stock. As of June 30, 1999, PPTI had cash and cash equivalents of $141,000. On a proforma basis, including the proceeds of the initial closing of the Series G preferred stock, the Company had cash and cash equivalents of approximately $1,900,000, net of offering expenses.

   Contract revenues, interest and product income totaled $20,424 for the second quarter, compared to $45,000 for the same period last year, the decrease being due to

                                  (continued)

Protein Polymer Technologies, Inc. Q2 and Six Months Results
Page 2

reduced contract revenues. For the six months ended June 30, 1999, these revenues totaled $56,075, compared to $133,000 for the same period last year. Operating expenses for the quarter were $1,192,000, as compared to $1,496,000 for the same period in 1998. For the six months ended June 30, 1999, operating expenses totaled $2,333,000, compared to $2,860,000 for the same period last year. The decrease in both periods is due primarily to reduced research and development expenses and the completion of non-reoccurring preclinical studies required by the U.S. Food & Drug Administration (FDA) prior to beginning human clinical testing. The Company's product for the relief of female stress urinary incontinence was approved to begin human clinical testing on May 20/th/. The Company's expenses are anticipated to rise when the human clinical trials are initiated, currently scheduled for the fourth quarter of 1999.

   For both the 2nd quarter and six month period, the Company continued research and development efforts in its surgical adhesives and sealants program, with particular emphasis on the development of an adhesive spinal disc repair product for the treatment of lower back pain, in addition to expanding its program in hydrogel-based polymers targeted for use in cosmetic, plastic and reconstructive, urological soft tissue augmentation surgical procedures.

    Series G Preferred Stock Offering. Each share of Series G Convertible
    ---------------------------------
Preferred Stock is priced at $100 per share, and the total offering of up to 35,000 shares provides for additional closings between now and the middle of September. Each share can be converted at any time by the holder into common stock at a price of $0.50 per share, subject to certain antidilution adjustments. Each share of Preferred Stock also receives a common stock warrant, exercisable for 12 months, that allows the holder to acquire 200 shares of PPTI common stock at a price of $0.50 per share. The Preferred Stock, warrants and underlying common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    Protein Polymer Technologies, Inc., a San Diego-based biotechnology company, has developed a protein-based technology platform that allows creation of

                                  (continued)

Protein Polymer Technologies, Inc. Q2 and Six Months Results
Page 3

new biomaterials which target multiple applications in biomedical markets. The different classes of biocompatible polymers developed by PPTI have been genetically engineered to enable cell growth, promote the regeneration of tissue, bond to synthetic surfaces and resorb into tissue at controlled rates. Targeted applications include tissue adhesives and sealants, tissue augmentation, would healing, and drug delivery vehicles.

     This press release may contain forward-looking statements that are based on management's expectations. Actual results could differ materially from those expressed here; further, the Company is not obligated to comment specifically on those differences. Risks associated with the Company's activities include raising adequate capital to continue operations, scientific and product development uncertainties, competitive products and approaches, continuing collaborative partnership interest and funding, regulatory testing and approvals, and manufacturing scale-up. The reader is encouraged to refer to the Company's 1998 Annual Report and 10-KSB, and recent filings with the Securities and Exchange Commission, copies of which are available from the Company, to further ascertain the risks associated with the above statements.

     PPTI's press releases are on the internet at www.ppti.com or on PR Newswire's Company News On Call at http://www.prnewswire.com and can be received via Fax on Demand at (800) 758-5804 extension 721876.

                           (Financial Data Follows)

Protein Polymer Technologies, Inc. Q2 and Six Months Results
Page 4


                      Protein Polymer Technologies, Inc.
                        Condensed Financial Statements
                                  (unaudited)

                                                   Three months ended                Six months ended
                                                        June 30,                         June 30,
                                                 1999             1998             1999             1998
                                              -----------      -----------      -----------      -----------
SUMMARY OF OPERATIONS
---------------------

Contract revenue                              $         -      $         -      $         -      $    50,000
Interest income                                     6,556           39,909           19,559           48,565
Product and other income                           13,867            5,506           36,516           34,295
                                              -----------      -----------      -----------      -----------
   Total revenues                                  20,424           45,415           56,075          132,860

Total expenses                                  1,191,746        1,495,632        2,333,496        2,860,314
                                              -----------      -----------      -----------      -----------

Net loss                                      $(1,171,322)     $(1,450,217)     $(2,277,421)     $(2,727,454)

Undeclared and/or paid accumulated
 dividends on Preferred Stock                      69,220        3,335,686          137,678        3,405,253
                                              -----------      -----------      -----------      -----------

Net loss applicable to common
 shareholders                                 $(1,240,542)     $(4,785,903)     $(2,415,099)     $(6,132,707)
                                              ===========      ===========      ===========      ===========

Loss per share                                $     (0.10)     $     (0.46)     $     (0.21)     $     (0.59)
                                              ===========      ===========      ===========      ===========

Weighted average shares used
 in computing loss per share                   12,499,570       10,471,922       11,724,113       10,450,627
                                              ===========      ===========      ===========      ===========



                                           As of              As of
                                       June 30, 1999       Dec. 31, 1998
                                      --------------       -------------
                                                             (audited)
BALANCE SHEET INFORMATION
-------------------------
Cash, cash equivalents and
 short-term investments                $    141,000         $  1,383,000
Working capital                            (597,000)             600,000
Total assets                                846,000            2,225,000
Total capital invested                   35,315,000           34,258,000
Accumulated deficit                     (35,265,000)         (32,988,000)

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